SLM Student Loan Trust 2004-7
Quarterly Servicing Report
Report Date: 9/30/2004 Reporting Period: 7/28/04 – 9/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		7/28/2004	Activity	9/30/2004
A*	i	Portfolio Balance	$1,454,574,291.65	$(42,859,543.27)	$1,411,714,748.38
	ii	Interest to be Capitalized	12,327,883.00		14,088,932.22

	iii	Total Pool	$1,466,902,174.65		$1,425,803,680.60

	iv	Specified Reserve Account Balance	3,750,150.00		3,564,509.20
	v	Capitalized Interest	2,000,000.00		2,000,000.00

	vi	Total Adjusted Pool	$1,472,652,324.65		$1,431,368,189.80

B*	i	Weighted Average Coupon (WAC)	3.228%		3.197%
	ii	Weighted Average Remaining Term	126.74		126.39
	iii	Number of Loans	412,020		397,349
	iv	Number of Borrowers	218,816		212,103
	v	Aggregate Outstanding Principal Balance - T-Bill	$24,808,590.02		$21,965,639.88
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$1,475,251,335.54		$1,403,838,040.72

						% of		% of
	Notes			Spread	Balance 7/28/04	O/S Securities	Balance 10/25/04	O/S Securities
C	i	A-1 Notes	78442GMF0	-0.010%	$325,000,000.00	21.529%	$252,036,699.77	17.544%
	ii	A-2 Notes	78442GMG8	0.030%	438,000,000.00	29.015%	438,000,000.00	30.489%
	iii	A-3 Notes	78442GMH6	0.090%	260,000,000.00	17.224%	260,000,000.00	18.098%
	iv	A-4 Notes	78442GMJ2	0.150%	285,000,000.00	18.880%	285,000,000.00	19.839%
	v	A-5 Notes	78442GMK9	0.170%	156,273,000.00	10.352%	156,273,000.00	10.878%
	vi	B Notes	78442GML7	0.360%	45,287,000.00	3.000%	45,287,000.00	3.152%

	vii	Total Notes			$1,509,560,000.00	100.000%	$1,436,596,699.77	100.000%

	Reserve Account		7/28/2004	10/25/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)	$3,750,150.00
	iii	Specified Reserve Acct Balance ($)	$3,750,150.00	$3,564,509.20
	iv	Reserve Account Floor Balance ($)	$1,500,060.00	$1,500,060.00
	v	Current Reserve Acct Balance ($)	$3,750,150.00	$3,564,509.20

	Capitalized Interest Account		7/28/2004	10/25/2004
E	i	Current Capitalized Interest Account Balance ($)	$2,000,000.00	$2,000,000.00

	Asset/Liability		7/28/2004	10/25/2004
F	i	Total Adjusted Pool	$1,472,652,324.65	$1,431,368,189.80
	ii	Total Outstanding Balance Notes	$1,509,560,000.00	$1,436,596,699.77
	iii	Difference	$(36,907,675.35)	$(5,228,509.97)
	iv	Parity Ratio	0.97555	0.99636

*Section I.A. data as of 7/28/04, the settlement date. Section I.B. data as of 7/08/04, the statistical cutoff date

II. 2004-7 Transactions from: 7/28/2004 through: 9/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$43,455,716.73
	ii	Principal Collections from Guarantor	227,773.56
	iii	Principal Reimbursements	346,812.84
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$44,030,303.13

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$18,847.56
	ii	Capitalized Interest	(1,189,607.42)

	iii	Total Non-Cash Principal Activity	$(1,170,759.86)

C	Total Student Loan Principal Activity		$42,859,543.27

D	Student Loan Interest Activity
	i	Regular Interest Collections	$3,059,077.71
	ii	Interest Claims Received from Guarantors	1,924.57
	iii	Collection Fees/Returned Items	24,290.83
	iv	Late Fee Reimbursements	135,948.05
	v	Interest Reimbursements	4,631.39
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	0.00
	viii	Subsidy Payments	0.00

	ix	Total Interest Collections	$3,225,872.55

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(1,099.62)
	ii	Capitalized Interest	1,189,607.42

	iii	Total Non-Cash Interest Adjustments	$1,188,507.80

F	Total Student Loan Interest Activity		$4,414,380.35

G	Non-Reimbursable Losses During Collection Period		$206.83
H	Cumulative Non-Reimbursable Losses to Date		$206.83

III. 2004-7 Collection Account Activity 7/28/2004 through 9/30/2004

A	Principal Collections
	i	Principal Payments Received	$11,272,326.53
	ii	Consolidation Principal Payments	32,411,163.76
	iii	Reimbursements by Seller	6,920.69
	iv	Borrower Benefits Reimbursements	1,000.88
	v	Reimbursements by Servicer	1.01
	vi	Re-purchased Principal	338,890.26

	vii	Total Principal Collections	$44,030,303.13

B	Interest Collections
	i	Interest Payments Received	$2,879,269.32
	ii	Consolidation Interest Payments	181,732.96
	iii	Reimbursements by Seller	(214.02)
	iv	Borrower Benefits Reimbursements	1,877.10
	v	Reimbursements by Servicer	157.31
	vi	Re-purchased Interest	2,811.00
	vii	Collection Fees/Return Items	24,290.83
	viii	Late Fees	135,948.05

	ix	Total Interest Collections	$3,225,872.55

C	Other Reimbursements		$15,454.08

D	Reserves in Excess of the Requirement		$185,640.80

E	Interest Rate Cap Proceeds		$—

F	Administrator Account Investment Income		$—

G	Investment Earnings for Period in Trust Accounts		$162,705.18

H	Funds borrowed from previous distribution		$—

I	Return funds borrowed for previous distribution		$—

J	Funds released from Capitalized Interest Account		$—

K	Initial Deposits into Collection Account		$34,117,750.91

	TOTAL AVAILABLE FUNDS		$81,737,726.65

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,226,759.06)

L	NET AVAILABLE FUNDS		$80,510,967.59

M	Servicing Fees Due for Current Period		$1,071,508.21

N	Carryover Servicing Fees Due		$—

O	Administration Fees Due		$20,000.00

	Total Fees Due for Period		$1,091,508.21

IV. 2004-7 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	7/8/2004	9/30/2004	7/8/2004	9/30/2004	7/8/2004	9/30/2004	7/8/2004	9/30/2004	7/8/2004	9/30/2004
INTERIM:
In School
Current	2.770%	2.770%	196,294	164,156	47.642%	41.313%	$736,081,984.64	$625,514,990.30	49.453%	44.309%

Grace
Current	0.000%	2.771%	0	31,945	0.000%	8.040%	—	108,242,558.97	0.000%	7.667%

TOTAL INTERIM	2.770%	2.770%	196,294	196,101	47.642%	49.352%	$736,081,984.64	$733,757,549.27	49.453%	51.976%
REPAYMENT
Active
Current	3.781%	3.832%	128,481	101,591	31.183%	25.567%	$497,447,055.27	$399,361,532.09	33.421%	28.289%
31-60 Days Delinquent	3.615%	3.589%	12,426	10,286	3.016%	2.589%	35,535,328.40	28,786,790.05	2.387%	2.039%
61-90 Days Delinquent	3.594%	3.510%	9,858	10,654	2.393%	2.681%	26,453,107.84	27,230,976.41	1.777%	1.929%
91-120 Days Delinquent	3.560%	3.517%	6,678	6,465	1.621%	1.627%	17,409,581.43	15,798,255.23	1.170%	1.119%
> 120 Days Delinquent	3.558%	3.499%	11,931	15,593	2.896%	3.924%	30,367,607.85	36,061,307.50	2.040%	2.554%

Deferment
Current	3.048%	2.985%	18,881	25,380	4.583%	6.387%	56,999,233.61	72,624,007.81	3.829%	5.144%

Forbearance
Current	3.610%	3.601%	27,471	31,142	6.667%	7.837%	88,147,191.29	97,587,731.65	5.922%	6.913%

TOTAL REPAYMENT	3.677%	3.660%	215,726	201,111	52.358%	50.613%	$752,359,105.69	$677,450,600.74	50.546%	47.987%
Claims in Process (1)	0.000%	3.708%	0	137	0.000%	0.034%	$0.00	$506,598.37	0.000%	0.036%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	3.228%	3.197%	412,020	397,349	100.000%	100.000%	$1,488,441,090.33	$1,411,714,748.38	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 2004-7 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	2.968%	207,503	$597,450,182.89	42.321%
- GSL — Unsubsidized	2.945%	150,630	537,702,772.44	38.089%
- PLUS Loans	4.176%	38,976	275,769,817.84	19.534%
- SLS Loans	5.314%	240	791,975.21	0.056%

- Total	3.197%	397,349	$1,411,714,748.38	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	3.162%	281,096	$1,123,350,214.05	79.573%
-Two Year	3.319%	72,232	180,473,566.63	12.784%
-Technical	3.367%	44,020	107,887,643.90	7.642%
-Other	4.170%	1	3,323.80	0.000%

- Total	3.197%	397,349	$1,411,714,748.38	100.000%

*	Percentages may not total 100% due to rounding.

VI. 2004-7 Interest Accruals

A	Borrower Interest Accrued During Collection Period		$6,101,202.26
B	Interest Subsidy Payments Accrued During Collection Period		2,035,381.55
C	SAP Payments Accrued During Collection Period		1,335,050.81
D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS)		162,705.18
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00
F	Net Expected Interest Collections		$9,634,239.80

G	Interest Rate Cap Payments Due to the Trust		Cap
	i	Cap Notional Amount	$525,000,000.00
	ii	Libor (Interpolated first period)	1.65119%
	iii	Cap %	5.00000%
	iv	Excess Over Cap ( ii-iii)	0.00000%
	v	Cap Payments Due to the Trust	$0.00

VII. 2004-6 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.0040574	(7/28/04-10/25/04)	1.64119%
B	Class A-2 Interest Rate	0.0041563	(7/28/04-10/25/04)	1.68119%
C	Class A-3 Interest Rate	0.0043046	(7/28/04-10/25/04)	1.74119%
D	Class A-4 Interest Rate	0.0044529	(7/28/04-10/25/04)	1.80119%
E	Class A-5 Interest Rate	0.0045024	(7/28/04-10/25/04)	1.82119%
F	Class B Interest Rate	0.0049721	(7/28/04-10/25/04)	2.01119%

VIII. 2004-7 Inputs From Initial Period 7/28/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,454,574,291.65
	ii	Interest To Be Capitalized	12,327,883.00

	iii	Total Pool	$1,466,902,174.65
	iv	Specified Reserve Account Balance	3,750,150.00
	v	Capitalized Interest	2,000,000.00
	vi	Total Adjusted Pool	$1,472,652,324.65

B	Total Note and Certificate Factor		1.0000000
C	Total Note Balance		$1,509,560,000.00

D	Note Balance 06/10/04		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B

	i	Current Factor	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000
	ii	Expected Note Balance	$325,000,000.00	$438,000,000.00	$260,000,000.00	$285,000,000.00	$156,273,000.00	$45,287,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$3,750,150.00
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2004-7    Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-L )		$80,510,967.59	$80,510,967.59

B	Primary Servicing Fees-Current Month		$1,071,508.21	$79,439,459.38

C	Administration Fee		$20,000.00	$79,419,459.38

D	Noteholder’s Interest Distribution Amount

	i	Class A-1	$1,318,650.58	$78,100,808.80
	ii	Class A-2	$1,820,448.57	$76,280,360.23
	iii	Class A-3	$1,119,198.24	$75,161,161.99
	iv	Class A-4	$1,269,088.45	$73,892,073.54
	v	Class A-5	$703,601.43	$73,188,472.11
	vi	Class B	$225,171.88	$72,963,300.23

	vii	Total Noteholder’s Interest Distribution	$6,456,159.15

E	Noteholder’s Principal Distribution Amount Paid

	i	Class A-1	$72,963,300.23	$0.00
	ii	Class A-2	$0.00	$0.00
	iii	Class A-3	$0.00	$0.00
	iv	Class A-4	$0.00	$0.00
	v	Class A-5	$0.00	$0.00
	vi	Class B	$0.00	$0.00

	vii	Total Noteholder’s Principal Distribution	$72,963,300.23
F	Increase to the Specified Reserve Account Balance		$0.00	$0.00

G	Carryover Servicing Fees		$0.00	$0.00

H	Excess to Certificate Holder		$0.00	$0.00

X. 2004-7 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B
	i	Quarterly Interest Due		$1,318,650.58	$1,820,448.57	$1,119,198.24	$1,269,088.45	$703,601.43	$225,171.88
	ii	Quarterly Interest Paid		1,318,650.58	1,820,448.57	1,119,198.24	1,269,088.45	703,601.43	225,171.88

	iii	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$78,191,810.20	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid		72,963,300.23	0.00	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall		$5,228,509.97	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount		$74,281,950.81	$1,820,448.57	$1,119,198.24	$1,269,088.45	$703,601.43	$225,171.88

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 9/30/04		$1,509,560,000.00
	ii	Adjusted Pool Balance 9/30/04		1,431,368,189.80

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)		$78,191,810.20

	iv	Adjusted Pool Balance 7/28/04		$1,472,652,324.65
	v	Adjusted Pool Balance 9/30/04		1,431,368,189.80

	vi	Current Principal Due (iv-v)		$41,284,134.85
	vii	Notes Issued Exceeding Adjusted Pool Balance		36,907,675.35

	viii	Principal Distribution Amount (vi + vii)		$78,191,810.20

	ix	Principal Distribution Amount Paid		$72,963,300.23

	x	Principal Shortfall (viii — ix)		$5,228,509.97

C		Total Principal Distribution		$72,963,300.23
D		Total Interest Distribution		6,456,159.15

E		Total Cash Distributions		$79,419,459.38

F	Note Balances		7/28/2004	10/25/2004
	i	A-1 Note Balance 78442GMF0	$325,000,000.00	$252,036,699.77
		A-1 Note Pool Factor	1.0000000	0.7754975

	ii	A-2 Note Balance 78442GMG8	$438,000,000.00	$438,000,000.00
		A-2 Note Pool Factor	1.0000000	1.0000000

	iii	A-3 Note Balance 78442GMH6	$260,000,000.00	$260,000,000.00
		A-3 Note Pool Factor	1.0000000	1.0000000

	iv	A-4 Note Balance 78442GMJ2	$285,000,000.00	$285,000,000.00
		A-4 Note Pool Factor	1.0000000	1.0000000

	v	A-5 Note Balance 78442GMK9	$156,273,000.00	$156,273,000.00
		A-5 Note Pool Factor	1.0000000	1.0000000

	vi	B Note Balance 78442GML7	$45,287,000.00	$45,287,000.00
		B Note Pool Factor	1.0000000	1.0000000
G	Reserve Account Reconciliation
	i	Beginning of Period Balance		$3,750,150.00
	ii	Deposits to correct Shortfall		$—
	iii	Total Reserve Account Balance Available		$3,750,150.00

	iv	Required Reserve Account Balance		$3,564,509.20
	v	Shortfall Carried to Next Period		$—

	vi	Excess Reserve — Release to Waterfall		$185,640.80
	vii	Ending Reserve Account Balance		$3,564,509.20

XI. 2004-7     Historical Pool Information

			7/28/04 - 9/30/04
Beginning Student Loan Portfolio Balance			$1,454,574,291.65
	Student Loan Principal Activity
	i	Regular Principal Collections	$43,455,716.73
	ii	Principal Collections from Guarantor	227,773.56
	iii	Principal Reimbursements	346,812.84
	iv	Other System Adjustments	—

	v	Total Principal Collections	$44,030,303.13
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$18,847.56
	ii	Capitalized Interest	(1,189,607.42)

	iii	Total Non-Cash Principal Activity	$(1,170,759.86)
(-)	Total Student Loan Principal Activity		$42,859,543.27
	Student Loan Interest Activity
	i	Regular Interest Collections	$3,059,077.71
	ii	Interest Claims Received from Guarantors	$1,924.57
	iii	Collection Fees/Returned Items	24,290.83
	iv	Late Fee Reimbursements	135,948.05
	v	Interest Reimbursements	4,631.39
	vi	Other System Adjustments	—
	vii	Special Allowance Payments	—
	viii	Subsidy Payments	—
	ix	Total Interest Collections	$3,225,872.55
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(1,099.62)
	ii	Capitalized Interest	1,189,607.42

	iii	Total Non-Cash Interest Adjustments	$1,188,507.80

	Total Student Loan Interest Activity		$4,414,380.35
(=)	Ending Student Loan Portfolio Balance		$1,411,714,748.38
(+)	Interest to be Capitalized		$14,088,932.22
(=)	TOTAL POOL		$1,425,803,680.60
(+)	Reserve Account Balance		$3,564,509.20
(=)	Total Adjusted Pool		$1,429,368,189.80

XII. 2004-7 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Oct-04	$1,425,803,681	16.17%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.